Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          SECURE COMPUTING CORPORATION

The undersigned, James E. Nicholson, the Secretary of Secure Computing Corporation, a Delaware corporation (the "Corporation"), hereby certifies as follows:

         1. The Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware under the name "SCC of Delaware, Inc.", on September 5, 1995.

         2. Pursuant to that certain Agreement and Plan of Merger (the "Agreement of Merger") dated as of September 30, 1995, by and between the Corporation and Secure Computing Corporation, a Maryland corporation ("Secure-Maryland"), Secure-Maryland merged with and into the Corporation, and the name of the Corporation was changed to "Secure Computing Corporation".

         3. At a meeting of the Board of Directors of the Corporation held on December 13, 1995, the board duly adopted an Amended and Restated Certificate of Incorporation of the Corporation.

         4. In accordance with Section 245 of the General Corporation Law of the State of Delaware, the Corporation is restating and integrating its Certificate of Incorporation in its entirety without further amendment to its provisions as heretofore adopted or supplemented, there being no discrepancy between the provisions and the provisions of the Restated Certificate of Incorporation attached hereto as Exhibit A.

         5. The Restated Certificate of Incorporation shall be effective as of March 6, 1996.

         IN WITNESS WHEREOF, the undersigned hereunto set his hand.


                                                     /S/ JAMES E. NICHOLSON
                                                     ---------------------------
                                                     James E. Nicholson
STATE OF MINNESOTA         )
                           ) ss.
COUNTY OF HENNEPIN         )

         The foregoing instrument was acknowledged before me on this 6th day of March, 1996 by James E. Nicholson, Secretary of Secure Computing Corporation, a Delaware corporation, on behalf of the corporation.


                                                     /S/ ANNE. M. LONSBURY
                                                     ---------------------------
                                                     Notary Public

                                                                       EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          SECURE COMPUTING CORPORATION

         FIRST: The name of the Corporation shall be Secure Computing
Corporation.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The registered agent of the Corporation at that address is the Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations maybe organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 27,000,000 shares, consisting of 2,000,000 shares of Preferred Stock, par value $.01 per share, and 25,000,000 shares of Common Stock, par value $.01 per share.

         The designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock which are fixed by this Certificate of Incorporation and the express grant of authority to the Board of Directors to fix by resolution or resolutions the designations and the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock which are not fixed by this Certificate of Incorporation are as follows and as elsewhere set forth in Articles Fifth and Sixth:

              1. The Preferred Stock may be issued at any time or from time to time in any amount, provided not more than 2,000,000 shares thereof shall be outstanding at any time, as Preferred Stock of one or more class or series, as hereinafter provided. Each share of any one series of Preferred Stock shall be identical in all respects except as to the date from which dividends thereof may be cumulative, each class and series of Preferred Stock shall be distinctly designated by letter or descriptive words, and all classes and series or Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article Fourth. Shares of Preferred Stock shall be issued only as fully paid and nonassessable shares.

              2. Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time, without action by or approval of the stockholders, to issue the Preferred Stock as Preferred Stock of one or more class or series, to fix by resolution or resolutions providing for the issuance of shares of any class or series the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such class or series so far as not inconsistent with the provisions of this Article Fourth applicable to all classes and series of Preferred Stock, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including the following:

                  (A) the distinctive designation of such class or series and the number of shares which shall constitute such class or series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                  (B) the rate or rates of dividends payable on shares of such class or series, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative on the shares of such class or series, the preferences, restrictions, limitations and conditions upon the payment of dividends, and the dates on which dividends, if declared, shall be payable;

                  (C) whether shares of such class or series shall be redeemable and, if so, the terms and provisions of such redemption, including the date or dates upon or after which they shall be redeemable, the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and the manner of selecting shares for redemption;

                  (D) the rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of such class or series;

                  (E) whether shares of such class or series shall have a purchase, retirement or sinking fund for the purchase, retirement or redemption of shares of such class or series and, if so, the terms and provisions thereof;

                  (F) whether shares of such class or series shall have conversion privileges and, if so, the terms and provisions thereof, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (G) whether shares of such class or series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms and provisions thereof; and

                  (H) any other preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof.

         3. The holders of the Preferred Stock of each class and series shall be entitled to receive such dividends, when and as declared by the Board of Directors, out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, payable on such dates as may be fixed in such resolution or resolutions. So long as there shall be outstanding any shares of Preferred Stock of any class or series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issuance of such class or series, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, if at the time of making such payment, declaration, distribution, purchase, redemption or acquisition the Corporation shall be in default with respect to any dividend payable on, or obligation to maintain a purchase, retirement or sinking fund with respect to or to redeem, shares of Preferred Stock of any class of series. Unless otherwise provided by the Board of Directors pursuant to Section 2 of this Article Fourth, the foregoing provisions of this Section 3 shall not, however, apply to a dividend payable in Common Stock or to the acquisition of shares of Common Stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock. Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of Section 2 of this Article Fourth, the Board of Directors may declare, out of funds legally available therefor, dividends upon the then outstanding shares of Common Stock, and shares of Preferred Stock of any class or series shall not be entitled to participate therein.

         4. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock of each class and series shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of the Common Stock, the amount per share provided by the Board of Directors pursuant to Section 2 of this Article Fourth, which may include an amount equal to any cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock; and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of all classes and series, to participate ratably in all the assets of the Corporation then remaining in accordance with their respective rights and preferences. If upon any liquidation, dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, unless otherwise provided by the Board of Directors pursuant to
Section 2 of this Article Fourth, the holders of shares of Preferred Stock of all classes and series shall participate ratably in any distribution of assets according to the respective amount which would be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable in respect of the Preferred Stock of all classes and series were paid in full. Unless otherwise provided by the Board of Directors pursuant to Section 2 of this Article Fourth, neither a statutory merger nor consolidation of the Corporation into or with any other corporation, nor a statutory merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer, exchange or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

         5. The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock of any class or series at the price or prices and on the terms and conditions provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series.

         6. Anything herein or in an resolution or resolutions of the Board of Directors providing for the issuance of any class or series of Preferred Stock to the contrary notwithstanding, the rights of holders of all classes and series of capital stock of the Corporation in respect of dividends and purchase, retirement or sinking funds, if any, shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as the Board of Directors shall deem to be necessary or advisable for working capital, for expansion of the Corporation's business (including the acquisition of real and personal property for that purpose) and for any other purpose of the Corporation.

         7. Except as otherwise provided by law or by the Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any class or series of Preferred Stock, the holders of the Preferred Stock shall not be entitled to vote and shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. Except as otherwise provided by law or by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any class or series of Preferred Stock, the vote of the holders of all or any portion of any class or series of capital stock, as a class or series, shall not be required for any action to be taken or authorized by the stockholders of the Corporation, including any amendment of this Certificate of Incorporation. Except as otherwise provided by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

         8. Except as otherwise provided by law or the resolution or resolutions of the Board of Directors providing for the issuance of any class or series of Preferred Stock or by the instrument governing the security, obligation, warrant, option or right, no holder of shares of any class or series of capital stock of the Corporation or of any security or obligation convertible into, or of any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of capital stock of the Corporation or any security or obligation convertible into, or any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized.

         9. Except as otherwise provided by law or the resolution or resolutions of the Board of Directors providing for the issuance of any class or series of Preferred Stock or by the instrument governing the security, obligation, warrant, option or right, no holder of shares of any class or series of capital stock of the Corporation or of any security or obligation convertible into, or of any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of capital stock of the Corporation or any security or obligation convertible into, or any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized.

         10. Authority is hereby expressly granted to and vested in the Board of Directors at any time and from time to time, without action by or approval of the stockholders, to declare, create and issue, with respect to shares of any class or series of capital stock of the Corporation, dividends or distributions in, or options or rights to acquire, shares of any class or series of capital stock of the Corporation, or other securities, and to fix by resolution or resolutions providing for the declaration, creation and issuance of any such dividend, distribution, option or right the terms, provisions, rights, qualifications, limitations or restrictions thereof so far as not inconsistent with the provisions of this Article Fourth, and to the full extent now or hereafter permitted by the laws of the State of Delaware.

         FIFTH: The following provisions shall govern the management of the business and the conduct of the affairs of the Corporation and shall define, limit and regulate the rights and powers of the Corporation and the Board of Directors and stockholders:

         1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

         2. The Board of Directors shall consist of the number of directors provided for in the By-laws but shall at no time consist of less than three directors. From and after the 1996 annual meeting of stockholders, the directors shall be divided into three classes as nearly equal in number as possible; the term of one class shall expire at the 1997 annual meeting of stockholders; the term of a second class shall expire at the 1998 annual meeting of stockholders; and the term of a third class shall expire at the 1999 annual meeting of stockholders; and at each annual meeting of stockholders successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third annual meeting of stockholders next succeeding such annual meeting of stockholders. The number of directors in the class to be elected at an annual meeting of stockholders shall be determined by the Board of Directors prior to such meeting or, in the absence of such determination, by the stockholders at such meeting.

         3. In the event of a vacancy occurring in any class, the Board of Directors may reduce the number of directors in such class to eliminate the vacancy, but in no case may the number of directors in such class be less than one. The Board of Directors may increase the number of directors in a class. In the event of a vacancy occurring in any class or a newly created directorship resulting from an increase in the number of directors in any class, the Board of Directors may fill such vacancy or newly created directorship for the remainder of the unexpired term by vote of the majority of the remaining directors, though less than a quorum. The directors of each class shall hold office for the term for which elected and until the successors to such class have been duly elected and qualified.

         4. The stockholders of the Corporation shall not have the right to remove any directors except for cause.

         5. Notwithstanding the foregoing, whenever the holders of anyone or more series of Preferred Stock issued by the Corporation shall have the right, voting separately, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other provisions relating to such directorships shall be governed by the provisions of this Certificate of Incorporation applicable thereto, including the resolution or resolutions adopted by the Board of Directors pursuant to Section 2 of Article Fourth and such directors so elected shall not be divided into classes pursuant to Section 2 of this Article Fifth unless expressly provided by such provisions.

         6. Elections of directors need not be by written ballot unless the By-laws of the Corporation so provide.

         7. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by the director as a director; provided, however, that this Section 7 shall not eliminate or limit the liability of a director to the extent provided by applicable law (a) for any breach of the duty of loyalty of the director to the Corporation or its stockholders , (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any unlawful action under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal. If the laws of the State of Delaware are hereafter changed to permit further elimination or limitation of the liability of directors, then the liability of each director of the Corporation shall thereupon be eliminated or limited to the fullest extent then permitted by law.

         8. The Board of Directors shall have concurrent power with the stockholders to adopt, alter, amend or repeal the By-laws of the Corporation. The Board of Directors may so adopt or change the By-laws upon the affirmative vote of the number of directors which shall constitute, under the provisions of the By-laws, the action of the Board of Directors. The stockholders may not so adopt or change the By-laws except upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares of stock entitled to vote, voting together as a single class.

         9. The Board of Directors may from time to time determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as and to the extent expressly provided by law or expressly authorized by resolution of the Board of Directors.

         10. In addition to the powers and authority herein or by law expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

         11. The stockholders of the Corporation may not take action by written consent or otherwise without a meeting; any such action shall be taken at an annual meeting of stockholders, or special meeting of the stockholders called for such purpose. The procedures for calling, and persons entitled to call, a special meeting of the stockholders shall be specified in the By-laws.

     SIXTH: Subject to the provisions of this Certificate of Incorporation, the Corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights of stockholders or others hereunder are subject to such reservation. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding that a lesser percentage or separate class or series vote may be specified by law of by this Certificate or Incorporation or by the By-laws of the Corporation, or otherwise), the affirmative vote of the holders of at least 74% of the votes entitled to be cast by the holders of all outstanding shares of capital stock entitled to vote on all matters submitted to stockholders of the Corporation generally, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, Sections 4, 7 (except to permit further elimination or limitation of the liability of directors), 8, 9, 10 and 11 of Article Fifth or this Article Sixth.

     SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application n a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          SECURE COMPUTING CORPORATION

         Secure Computing Corporation, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

         FIRST: That the fourth paragraph of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  "FOURTH: The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 52,000,000 shares, consisting of 2,000,000 shares of Preferred Stock, par value $.01 per share, and 50,000,000 shares of Common Stock, par value $0.01 per share."

         SECOND: The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the GCL: (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the Secretary of the Corporation this 11th day of December, 1998.

                                        SECURE COMPUTING CORPORATION



                                        By: /S/ JEFFREY D. SAPER
                                            ------------------------------------
                                            Jeffrey D. Saper, Secretary

             CERTIFICATE OF DESIGNATIONS OF THE POWERS, PREFERENCES
                AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER
             SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF
                                       OF
               SERIES E 4% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       FOR
                          SECURE COMPUTING CORPORATION


         SECURE COMPUTING CORPORATION, a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

         RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of 17,500 shares, par value $0.01, to be designated "Series E 4% Cumulative Convertible Preferred Stock" (the "Preferred Shares").

         RESOLVED, that subject to the terms and conditions of the Put and Call Agreement (as defined herein), 8,750 Preferred Shares may be issued in one tranche ("Tranche A"), subject to adjustment as set forth in the Put and Call Agreement (as defined herein) and 8,750 Preferred Shares may be issued in a subsequent tranche ("Tranche B"), subject to adjustment as set forth in the Put and Call Agreement.

         RESOLVED, that each of the Preferred Shares shall rank equally in all respects and shall be subject to the following terms and provisions:

         1. DESIGNATION. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the "Series E 4% Cumulative Convertible Preferred Stock" (the "Preferred Stock"). The number of shares constituting such series shall be 17,500.

         2. DIVIDENDS.

              (a) CUMULATIVE. The holders of the Preferred Shares shall be entitled to receive cumulative dividends at the per share rate of four percent (4%) of the Liquidation Preference of each Preferred Share, per annum accruing daily and compounded quarterly on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date") commencing with the first Dividend Payment Date occurring after the original issuance date of such share, in preference and priority to any payment of any dividend on the Common Stock (as defined below) or any other class or series of equity security of the Corporation. Such dividends shall accrue on any given share from the most recent date on which a dividend has been paid with respect to such share, or if no dividends have been paid, from the date of the original issuance of such share, and such dividends shall accrue from day to day whether or not declared, based on the actual number of days elapsed. If at any time dividends on the outstanding Preferred Shares at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of equity security of the Corporation. For so long as any Preferred Shares are outstanding, the Corporation shall not pay any dividends on any shares of Common Stock or any shares of any other capital stock, or repurchase any shares of Common Stock (other than the repurchase of shares of Common Stock issued pursuant to employment or consulting agreements with the Corporation, which are repurchased upon termination of employment or services for consideration no greater than the original issue price) or capital stock, without having received written consent of two-thirds in interest of the holders of Preferred Shares.

              (b) PIK PAYMENT OR CASH PAYMENT. Any dividend payable on the outstanding Preferred Shares shall be paid by adding the amount thereof to the Liquidation Preference (as defined below) of such Preferred Shares. Upon the payment of dividends as required by the immediately preceding sentence, such dividends will be deemed paid in full. Notwithstanding the foregoing, the Corporation may pay dividends in cash if on 10 Trading Days' (as defined below) irrevocable prior written notice, it informs the holders of the Preferred Shares of its election to pay cash dividends. Following notice of payment of cash dividends by the Corporation, all dividends on the Preferred Shares shall be paid in cash, until such time as the Corporation provides 10 Trading Days' irrevocable written notice to the holders of Preferred Shares of its election to pay dividends in-kind.

         3. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of equity securities, the amount of $1,000 per share plus (i) dividends added to the Liquidation Preference in accordance with Section 2(b) above; (ii) all accrued but unpaid dividends; and (iii) all "Monthly Delay Payments" payable under the Registration Rights Agreement (as defined below) (the "Liquidation Preference"). After payment of the full amount of the Liquidation Preference, in the case of a liquidation dissolution or winding up of the Corporation, the holders of Preferred Shares will not be entitled to any further participation in any distribution of assets of the Corporation; provided that the foregoing shall not affect any rights which holders of Preferred Shares may have with respect to any requirement that the Corporation repurchase the Preferred Shares or for any right to monetary damages. A Change of Control (as defined below) shall not, IPSO FACTO, be deemed a liquidation, dissolution or winding up of the Corporation.

         4. ISSUANCE OF PREFERRED SHARES. The Preferred Shares shall be issued by the Corporation pursuant to a Put and Call Agreement, dated on or about the date hereof ("Put and Call Agreement") between the Corporation and the initial subscriber for the Preferred Shares thereunder (the "Subscriber"), and holders of Preferred Shares shall enjoy the benefits of the Registration Rights Agreement, dated the date hereof ("Registration Rights Agreement") between such parties in connection with the Put and Call Agreement.

         5. CONVERSION. Each holder of the Preferred Shares shall have the right at any time and from time to time, at the option of such holder, to convert all Preferred Shares held by such holder, or if converting less than all such shares, Preferred Shares having an aggregate Liquidation Preference of at least $250,000, for such number of fully paid, validly issued and nonassessable shares ("Common Shares") of common stock, par value $0.01 of the Corporation ("Common Stock"), free and clear of any liens, claims or encumbrances, as is determined by dividing (i) the Liquidation Preference times the number of Preferred Shares being converted (the "Conversion Amount"), by (ii) the applicable Conversion Price determined as hereinafter provided in effect on the Conversion Date. Immediately following such conversion, the rights of the holders of converted Preferred Shares shall cease and the persons entitled to receive the Common Shares upon the conversion of Preferred Shares shall be treated for all purposes as having become the owners of such Common Shares, subject to the rights provided herein to holders.

              (a) MECHANICS OF CONVERSION. To convert Preferred Shares into Common Shares, the holder shall give written notice ("Conversion Notice") to the Corporation in the form of page 1 of Exhibit A hereto (which Conversion Notice will be given by facsimile transmission no later than the Conversion Date and sent via overnight delivery no later than one Trading day after the Conversion
Date) stating that such holder elects to convert the same and shall state therein the number of Preferred Shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued (the date of such Conversion Notice shall be referred to herein as the "Conversion Date"). A Conversion Notice may be sent by the holder concurrently with, or at any time after, the delivery of a put or call notice under the Put and Call Agreement pursuant to which the Preferred Shares being converted are to be acquired, even if this Certificate of Designations has not yet been filed in Delaware. However, the Corporation's obligation to issue Common Shares in such event shall be conditional upon the consummation of the purchase of such Preferred Shares. A Conversion Notice delivered pursuant to the preceding sentence shall have the same effect as a Conversion Notice delivered after the Preferred Shares being converted are issued, for all purposes, including without limitation, determination of the Conversion Date and Conversion Price. Either simultaneously with the delivery of the Conversion Notice, or within one (1) Trading Day (as defined below) thereafter, the holder shall deliver (which also may be done by facsimile transmission) page 2 to Exhibit A hereto indicating the computation of the number of Common Shares to be received. As soon as possible after delivery of the Conversion Notice, such holder shall surrender the certificate or certificates representing the Preferred Shares being converted, duly endorsed, at the office of the Corporation or, if identified in writing to all the holders by the Corporation, at the offices of any transfer agent for such shares. If the Conversion Notice is delivered prior to the delivery to the holder by the Corporation of the Preferred Shares being converted, then the delivery of such Preferred Shares to such holder, and surrender to the Corporation of the certificates representing Preferred Shares, shall be deemed to have occurred on the books of the Corporation and the holder shall have no obligation to surrender certificates representing such Preferred Shares. The Corporation shall, immediately upon receipt of such Conversion Notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the Preferred Shares which have been converted, a certificate or certificates for the number of Common Shares to which such holder shall be entitled (with the number of and denomination of such certificates designated by such holder), and the Corporation shall immediately issue and deliver to such holder a certificate or certificates for the number of Preferred Shares (including any fractional shares) which such holder has not yet elected to convert hereunder but which are evidenced in part by the certificate(s) delivered to the Corporation in connection with such Conversion Notice. The Corporation shall effect such issuance of Common Shares (and certificates for unconverted Preferred Shares) within three (3) Trading Days of the Conversion Date, regardless of whether the Preferred Shares being converted were issued on the Conversion Date, and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of such Conversion Notice ("T+3"); provided that prior to such date, the Corporation shall have received the stock certificates representing the Preferred Shares (or an affidavit of lost certificate). If such certificates or affidavit are not received by such date, the Corporation will deliver certificates for Common Shares within one Trading Day of receipt of the Preferred Share certificates or affidavit of lost certificate. Notwithstanding the foregoing, the Corporation shall not be required to honor the Conversion Notice unless it shall have received the certificate or certificates representing the Preferred shares being converted within 5 Trading Days of receipt of the Conversion Notice. If certificates representing Preferred Shares have been delivered to the Corporation and if certificates evidencing the Common Shares are not received by the holder within five (5) Trading Days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of Preferred Shares, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion or exercise to the holder, by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 5 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

              The term "Trading Day" means a day on which there is trading on the Nasdaq National Market or such other market or exchange on which the Common Stock is then principally traded.

              If a holder of Preferred Shares converts any of such holder's Preferred Shares, the Corporation shall pay any documentary or stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, such holder shall pay any such tax that is due because the shares of Common Stock are issued in a name other than such holder's name.

              THE CORPORATION'S OBLIGATION TO ISSUE COMMON SHARES UPON CONVERSION OF PREFERRED SHARES SHALL, EXCEPT AS SET FORTH BELOW, BE ABSOLUTE, IS INDEPENDENT OF ANY COVENANT OF ANY HOLDER OF PREFERRED SHARES, AND SHALL NOT BE SUBJECT TO: (i) ANY OFFSET OR DEFENSE; OR (ii) ANY CLAIMS AGAINST THE HOLDERS OF PREFERRED SHARES WHETHER PURSUANT TO THIS CERTIFICATE, THE PUT AND CALL AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS ARISING OUT OF ANY SELLING OR SHORT-SELLING ACTIVITY BY HOLDERS OF PREFERRED SHARES. NOTWITHSTANDING THE FOREGOING, SUCH OBLIGATION SHALL BE SUBJECT TO (1) THE HOLDER'S COMPLIANCE WITH THE NOTICE AND DELIVERY REQUIREMENTS SET FORTH ABOVE IN THIS SECTION 5(a) AND (2) IN THE CASE WHERE A CONVERSION NOTICE IS BEING SENT CONCURRENTLY WITH THE EXERCISE OF A PUT OR CALL PURSUANT TO WHICH THE PREFERRED SHARES BEING CONVERTED ARE BEING PURCHASED, THE CONSUMMATION OF SUCH PURCHASE.

              (b) Determination of Conversion Price.

                  The Conversion Price applicable with respect to the Preferred Shares in each Tranche (the "Conversion Price"), shall be the lesser of:


                           (A) a price equal to 20% above the Market Price (as
                  defined below), as adjusted as set forth below (the "Fixed Price") or

                           (B) 100% of the average of the two lowest daily low
                  trade prices ("Low Trade Prices") of the Common Stock recorded on the Principal Market (as defined below) during the twelve
                  (12) consecutive Trading Days (the "Purchase Price Period") ending on the day prior to and not including the Conversion Date.

                  As used herein, "Principal Market" shall mean Nasdaq National Market or such other market where the Common Stock is then listed for trading.

                  As used herein, "Market Price" shall mean with respect to each
         Tranche: (i) where such Tranche was acquired pursuant to the exercise of a call option under the Put and Call Agreement, the average of the five daily closing bid prices of the Common Stock for the five Trading Day period ending on the Trading Day prior to the exercise of the call; or (ii) where such Tranche was acquired pursuant to the exercise of a put option under the Put and Call Agreement, the lesser of (A) the average of the five daily closing bid prices of the Common Stock for the five Trading Day period ending on the Trading day prior to exercise of the put and (B) the average of the five daily closing bid prices of the Common Stock for the five Trading Day Period beginning on the Trading Day after the exercise of the put.

              (c) Stock Splits; Dividends; Adjustments.

                  (i) If the Corporation, at any time while the Preferred Shares are outstanding, (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                       As used herein, the Affected Conversion Prices (each an "Affected Conversion Price") shall refer to: (i) the Fixed Price; and
         (ii) each reported price for the Common Stock on the Principal Market occurring on any Trading Day included in the Purchase Price Period, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 5(c)(i) and the effective date, in the case of the events referred to in clauses (B) and (C) of this subparagraph 5(c)(i).

                  (ii) In the event that the Corporation issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock (other than Preferred Shares), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock (other than shares or options issued or which may be issued pursuant to (i) the Corporation's current or future employee, director or BONA FIDE consultant option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Put and Call Agreement and listed in the Corporation's most recent periodic report filed under the Securities Exchange Act of 1934, as amended (ii) strategic corporate alliances not undertaken principally for financing purposes, (iii) arrangements with the holders of Preferred Shares or (iv) acquisitions of other entities by the Corporation) at an effective purchase price per share which is less than greater of (1) the closing market price per share of the Common Stock on the Principal Market on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options ("Fair Market Price") or (2) the Fixed Price, then in each such case, the Fixed Price in effect immediately prior to such issue or sale or record date, as applicable, shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Fixed Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock and Convertible Securities (as defined below) outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for such additional shares would purchase at such Fixed Price or Fair Market Price, as the case may be; and (y) the denominator of which shall be the number of shares of Common Stock and Convertible Securities (as defined below) of the Corporation outstanding immediately after such issue or sale.

                       For purposes of the preceding paragraph, in the event that the effective purchase price is less than both the Fair Market Price and the Fixed Price, then the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

                       For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, and the aggregate consideration received by the Corporation for the issuance or sale of such Convertible Securities shall be deemed to include any consideration that would be received by the Corporation in connection with the exercise, exchange or conversion of such Convertible Securities, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

                  (iii) If the Corporation, at any time while the Preferred Shares are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Corporation or any of its subsidiaries (excluding those referred to in Sections 5(c)(i) or 5(c)(ii) above), then concurrently with such distributions to holder of Common Stock, the Corporation shall distribute to holders of the Preferred Shares, the amount of such indebtedness, assets, cash or rights or warrants which the holders of Preferred Shares would have received had they converted their Preferred Shares into Common Shares immediately prior to the record date for such distribution.

                  (iv) Whenever the Conversion Price is adjusted pursuant to
         Section 5(c)(i), (ii) or (iii), the Corporation shall promptly mail to each holder of the Preferred Shares a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (v) All calculations under this Section 5(c) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (vi) No adjustment in the Conversion Price shall reduce the Conversion price below the then par value of the Common Stock.

                  (vii) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Trading Days and if the reduction is irrevocable during the period. Whenever the Conversion Price is reduced, the Corporation shall mail to the holders of Preferred Shares a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Section 5(c)(i), (ii), or (iii).

              (d) NOTICE OF RECORD DATE. In the event of any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver to each holder of Preferred Shares at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

              (e) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of Preferred Shares pursuant hereto. However, the holder of any Preferred Shares shall pay any tax that is due because the Common Shares issuable upon conversion thereof are issued in a name other than such holder's name.

              (f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purposes of effecting the conversion of the Preferred Shares, an amount of Common Shares equal to 200% of the number of shares issuable upon conversion of the Preferred Shares at the then applicable Conversion Price. The Corporation promptly will take such corporate action as may, in the opinion of its outside counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite stockholder approval.

              (g) FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of any Preferred Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof and all Preferred Shares issuable upon the purchase thereof shall be aggregated for purposes of determining whether the conversion and/or purchase would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion and/or purchase would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, either round up the number of shares to the next highest whole number or, at the Corporation's option, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the Board of Directors of the Corporation).

              (h) REORGANIZATION, MERGER OR GOING PRIVATE. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale or transfer of all or substantially all of the assets of the Corporation to any other person or a "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act, then, as part of such reorganization, consolidation, merger, or transfer if the holders of shares of Common Stock receive any publicly traded securities as part or all of the consideration for such reorganization, consolidation, merger or sale, then it shall be a condition precedent of any such event or transaction that provision shall be made such that each Preferred Share shall thereafter be convertible into such new securities at a conversion price and pricing formula which places the holders of Preferred Shares in an economically equivalent position as they would have been if not for such event. In addition to the foregoing, if the holders of shares of Common Stock receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then such distribution shall be treated to the extent thereof as a distribution under Section 5(c) above and such Section shall also apply to such distribution.

              (i) Mandatory Conversion.

                  (x) Subject to subsection (i)(y) below, the Preferred Shares in each Tranche shall be automatically converted into Common Shares four months after the effectiveness of the registration statement covering the Common Shares issuable upon conversion of Preferred Shares in such Tranche and filed pursuant to the Registration Rights Agreement (a "Registration Statement") (a "Mandatory Conversion Date"); provided that such Mandatory Conversion Date shall be deferred, at the sole option of a holder of Preferred Shares, for such number of days as is equal to the number of days (A) there is a lack of Effective Registration (as defined below), but not including the first 60 days after the Closing pursuant to which such Tranche was acquired; (B) there is not a sufficient amount of Common Stock available for conversion of all outstanding Preferred Shares, (C) for any other reason the Corporation refuses or announces its refusal to honor conversion of Preferred Shares, other than for failure to comply with the notice and delivery requirements of Section 5(a) above; or (D) for any reason, after the Registration Statement initially is declared effective, there is a suspension, restriction or limitation in the ability of holders of Preferred Shares to sell Common Shares received upon conversion of Preferred Shares pursuant to the prospectus included in the Registration Statement.

                         For purposes of the preceding paragraph, a lack of Effective Registration shall be deemed to have occurred at any time the Common Shares issuable upon conversion of the Preferred Shares are not capable of being sold on an Approved Market (as defined in the Put and Call Agreement) pursuant to an effective registration statement and deliverable prospectus.

                  (y) Notwithstanding the preceding subsection (i)(x), no holder of Preferred Shares shall be obligated to convert any Preferred Shares held by such holder on a Mandatory Conversion Date unless and until each of the following conditions has been satisfied or exists, each of which shall be a condition precedent to any such forced conversion:

                           (A) no material default or breach exists which has
                  not been cured, and no event shall have occurred which constitutes (or would constitute with notice or the passage of time or both) a material default or breach of the Put and Call Agreement, the Registration Rights Agreement, or this Certificate of Designations, which has not been cured;

                           (B) none of the events described in clauses (i)
                  through (iv) of Section 2(b) of the Registration Rights Agreement shall have occurred and be continuing;

                           (C) the Registration Statement is effective and
                  holders have received unlegended certificates representing Common Shares with respect to all conversions for which Conversion Notices have been given; and

                           (D) the Corporation and its subsidiaries on a
                  consolidated basis has assets with a net realizable fair market value exceeding its liabilities and is able to pay all its debts as they become due in the ordinary course of business, and the Corporation is not subject to any liquidation, dissolution or winding up of its affairs.

                  (z) Notwithstanding, Section 5(i)(x) above, no holder's Preferred Shares shall be subject to mandatory conversion to the extent such mandatory conversion would result in the holder of Preferred Shares exceeding the limitation contained in Section 5(j) below; provided that for purposes of this Section 5(i)(z), beneficial ownership of shares of Common Stock acquired other than through ownership of Preferred Shares or other preferred stock of the Corporation and acquired after the date of the Put and Call Agreement shall be disregarded. In such event, the Preferred Shares of such holder would be converted in such amount until such limitation is reached and with respect to the balance of such holder's Preferred Shares, the Mandatory Conversion Date shall be moved to a date 90 days thereafter, subject to the provisions of Section 5(i) applying to such balance.

                       Such forced conversion shall be subject to and governed by all the provisions relating to voluntary conversion of the Preferred Shares contained herein.

                  (j) LIMITATIONS ON HOLDER'S RIGHT TO CONVERT.

                       (i) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned by the holder's "affiliates" (as defined in Rule 144 of the Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"); provided that (w) each holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation and (x) each holder shall have the right (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a transaction or event referred to in Section 5(m) below.

                          (ii) Each time (a "COVENANT TIME") the holder or an Aggregation Party makes a Triggering Acquisition (as defined below) of shares of Common Stock (the "TRIGGERING SHARES"), the holder will be deemed to covenant that it will not, during the balance of the day on which such Triggering Acquisition occurs, and during the 61-day period beginning immediately after that day, acquire additional shares of Common Stock pursuant to rights-to-acquire existing at that Covenant Time, if the aggregate amount of such additional shares so acquired (without reducing that amount by any dispositions) would exceed (x) 9.99% of the number of shares of Common Stock outstanding at that Covenant Time (including the Triggering Shares) minus (y) the number of shares of Common Stock actually owned by the holder at that Covenant Time (regardless of how or when acquired, and including the Triggering Shares). A "TRIGGERING ACQUISITION" means the giving of a Conversion Notice or any other acquisition of Common Stock by the holder or an Aggregation Party; provided, however, that with respect to the giving of such Conversion Notice, if the associated issuance of shares of Common Stock does not occur, such event shall cease to be a Triggering Acquisition and the related covenant under this paragraph shall terminate. At each Covenant Time, the holder shall be deemed to waive any right it would otherwise have to acquire shares of Common Stock to the extent that such acquisition would violate any covenant given by the holder under this paragraph. Notwithstanding anything to the contrary in the Transaction Documents, in the event of a conflict between any covenant given under this paragraph and any obligation of the holder to convert Preferred Shares pursuant to the Transaction Documents, the former shall supersede the latter, and the latter shall be reduced accordingly. For the avoidance of doubt:

                           (A) The covenant to be given pursuant to this paragraph will be given at every Covenant Time and shall be calculated based on the circumstances then in effect. The making of a covenant at one Covenant Time shall not terminate or modify any prior covenants.

                           (B) The holder may therefore from time to time be subject to multiple such covenants, each one having been made at a different Covenant Time, and some possibly being more restrictive than others. The holder must comply with all such covenants then in effect.

         (k) CERTIFICATE FOR CONVERSION PRICE ADJUSTMENT. The Corporation shall promptly furnish or cause to be furnished to each holder a certificate prepared by the Corporation setting forth any adjustments or readjustments of the Conversion Price pursuant to this Section 5.

         (l) SPECIFIC ENFORCEMENT. The Corporation agrees that irreparable damage would occur in the event that any of the provisions of this Certificate of Designations were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the holders of Preferred Shares shall be entitled to specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled under agreement, at law or in equity.

         (m) MANDATORY REPURCHASE. Each holder shall have the unilateral option and right to compel the Corporation to repurchase any or all of such holder's Preferred Shares within 3 days of a written notice requiring such repurchase, at a price per Preferred Share equal to 115% of the Liquidation Preference then in effect if any of the following events involving the Corporation shall have occurred:

                  (i)      A Change in Control Transaction (as defined below);

                  (ii) A "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act; or

                  (iii) A tender offer by the Corporation under Rule 13e-4 promulgated pursuant to the Exchange Act.

                    A "Change in Control Transaction" will be deemed to exist if
(i) there occurs any consolidation or merger of the Corporation with or into any other corporation or other entity or person (whether or not the Corporation is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Corporation's voting power is transferred through a merger, consolidation, tender offer or similar transaction, (ii) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Corporation's voting power, (iii) there is a replacement of more than one-half of the members of the Corporation's Board of Directors which is not approved by those individuals who are members of the Corporation's Board of Directors on the date thereof, in one or a series of related transactions or (iv) a sale or transfer of all or substantially all of the assets of the Corporation, determined on a consolidated basis.

         (n) MANDATORY REPURCHASE IN EVENT OF NON-COMPLIANCE WITH WARRANTS. In the event that the Corporation (i) is not in compliance with its obligations to deliver Common

Shares pursuant to the terms of Warrants issued pursuant to the Common Stock Investment Agreement, dated as of October 4, 1999 by and between the Corporation and Manchester Securities Corp. ("Manchester") (the "Warrants"), which Warrants are held by a holder of Preferred Shares or an affiliate of such holder or (ii) repudiates or disavows such obligations, then such holder of Preferred Shares shall have the unilateral option and right, in addition to any other rights or remedies which such holder or Manchester may have, all of which shall be cumulative, to compel the Corporation to repurchase any and all of such holder's Preferred Shares within 3 days of a written notice requiring such repurchase, at a price per Preferred Share equal to the greater of: (1) 125% of the Liquidation Preference per share then in effect or (2) the Liquidation Preference per share divided by the Conversion Price multiplied by the greater of the last closing price of the Common Shares on the date a holder exercises its option pursuant to this provision to require repurchase of Preferred Shares or the date on which the event triggering the holder's remedies under this provision first occurred.

         6. VOTING RIGHTS. In addition to all other requirements imposed by Delaware law, and all other voting rights granted under the Corporation's Certificate of Incorporation, the affirmative vote of two-thirds in interest of the Corporation's outstanding Preferred Shares shall be necessary for (i) any amendment, modification or repeal of this Certificate of Designations (whether by merger, consolidation or otherwise) or for any merger, reclassification, consolidation or reorganization,) or (ii) any amendment to the Certificate of Incorporation or by-laws of the Corporation that may amend or change or adversely affect any of the rights, preferences, or privileges of the Preferred Shares, provided, however, that holders of Preferred Shares (other than the investor under the Put and Call Agreement and its affiliates) who are affiliates of the Corporation (and the Corporation itself) shall not participate in such vote and the Preferred Shares of such holders shall be disregarded and deemed not to be outstanding for purposes of such vote.

         7. NOTICES. The Corporation shall distribute to the holders of Preferred Shares copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.

         8. REPLACEMENT CERTIFICATES. The certificate(s) representing the Preferred Shares held by any holder of Preferred Shares may be exchanged by such holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         9. ATTORNEYS' FEES. In connection with enforcement by a holder of Preferred Shares of any obligation of the orporation hereunder, the prevailing party shall be entitled to recovery of reasonable attorneys' fees and expenses incurred.

         10. NO REISSUANCE. No Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

         11. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Preferred Shares set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.

         12. LIMITATIONS. Except as may otherwise be required by law and as are set forth in the Put and Call Agreement and the Registration Rights Agreement, the Preferred Shares shall not have any powers, preference or relative participating, optional or other special rights other than those specifically set forth in this Certificate of Designation (as may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.


Signed on January 26, 2000

                                      SECURE COMPUTING CORPORATION


                                      By: /S/ Mary Budge
                                          --------------------------------------
                                          Name:  Mary Budge
                                          Title: Assistant Corporate Secretary

                                    EXHIBIT A

                            (To be Executed by Holder
                      in order to Convert Preferred Shares)

                                CONVERSION NOTICE
                                       FOR
               SERIES E 4% CUMULATIVE CONVERTIBLE PREFERRED STOCK

The undersigned, as a holder ("Holder") of shares of SERIES E 4% Cumulative Convertible Preferred Stock ("Preferred Shares") of Secure Computing Corporation (the "Corporation"), hereby irrevocably elects to convert _____________ Preferred Shares for shares ("Common Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation according to the terms and conditions of the Certificate of Designations for the Preferred Shares as of the date written below. The undersigned hereby requests that share certificates for the Common Shares to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the Holder of Preferred Shares for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate of Designations.

Conversion Date:  __________________________

Conversion Information:             NAME OF HOLDER:

                                 By:
                                 Print Name:
                                 Print Title:

                                 Print Address of Holder:

                                 -----------------------------------------------

                                 -----------------------------------------------

                                  Issue Common Stock to:
                                                        ------------------------
                                  at:
                                     -------------------------------------------

                                  ----------------------------------------------

Preferred Shares acquire through

                    -Put
                    -Call

IF COMMON SHARES ARE TO BE ISSUED TO A PERSON OTHER THAN HOLDER,
HOLDER'S SIGNATURE MUST BE GUARANTEED BELOW:

SIGNATURE GUARANTEED BY:




THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.


                           PAGE 1 OF CONVERSION NOTICE

PAGE 2 TO CONVERSION NOTICE DATED                     FOR:
                                  -------------------      ---------------------
                                   (CONVERSION DATE)          (NAME OF HOLDER)


              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED
              -----------------------------------------------------
Number of Preferred Shares converted:     ____________ shares

   Number of Preferred Shares converted x Liquidation Preference    $


TOTAL DOLLAR AMOUNT CONVERTED                                       $
                                                                    ============



CONVERSION PRICE                                                    $

Number of Common Shares = Total dollar amount converted =
                          -----------------------------             ------------
                                 Conversion Price

   NUMBER OF COMMON SHARES =

If the conversion is not being settled by DTC, please issue and deliver _____ certificate(s) for Common Shares in the following amount(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If the Holder is receiving certificate(s) for Preferred Shares upon the conversion, please issue and deliver _____ certificate(s) for Preferred Shares in the following amounts:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             CERTIFICATE OF DESIGNATIONS OF THE POWERS, PREFERENCES
                 AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER
              SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF
                                       OF
               SERIES F 4% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       FOR
                          SECURE COMPUTING CORPORATION


         SECURE COMPUTING CORPORATION, a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

         RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of 15,250 shares, par value $0.01, to be designated "Series F 4% Cumulative Convertible Preferred Stock" (the "Preferred Shares").

         RESOLVED, that subject to the terms and conditions of the Put and Call Agreement (as defined herein), 5,250 Preferred Shares may be issued in one tranche ("Tranche A"), subject to adjustment as set forth in the Put and Call Agreement (as defined herein) and 10,000 Preferred Shares may be issued in a subsequent tranche ("Tranche B"), subject to adjustment as set forth in the Put and Call Agreement.

         RESOLVED, that each of the Preferred Shares shall rank equally in all respects and shall be subject to the following terms and provisions:

         1. DESIGNATION. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the "Series F 4% Cumulative Convertible Preferred Stock" (the "Preferred Stock"). The number of shares constituting such series shall be 15,250.

         2. DIVIDENDS.

              (a) CUMULATIVE. The holders of the Preferred Shares shall be entitled to receive cumulative dividends at the per share rate of four percent (4%) of the Liquidation Preference of each Preferred Share, per annum accruing daily and compounded quarterly on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date") commencing with the first Dividend Payment Date occurring after the original issuance date of such share, in preference and priority to any payment of any dividend on the Common Stock (as defined below) or any other class or series of equity security of the Corporation. Such dividends shall accrue on any given share from the most recent date on which a dividend has been paid with respect to such share, or if no dividends have been paid, from the date of the original issuance of such share, and such dividends shall accrue from day to day whether or not declared, based on the actual number of days elapsed. If at any time dividends on the outstanding Preferred Shares at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of equity security of the Corporation. For so long as any Preferred Shares are outstanding, the Corporation shall not pay any dividends on any shares of Common Stock or any shares of any other capital stock, or repurchase any shares of Common Stock (other than the repurchase of shares of Common Stock issued pursuant to employment or consulting agreements with the Corporation, which are repurchased upon termination of employment or services for consideration no greater than the original issue price) or capital stock, without having received written consent of two-thirds in interest of the holders of Preferred Shares.

              (b) PIK PAYMENT OR CASH PAYMENT. Any dividend payable on the outstanding Preferred Shares shall be paid by adding the amount thereof to the Liquidation Preference (as defined below) of such Preferred Shares. Upon the payment of dividends as required by the immediately preceding sentence, such dividends will be deemed paid in full. Notwithstanding the foregoing, the Corporation may pay dividends in cash if on 10 Trading Days' (as defined below) irrevocable prior written notice, it informs the holders of the Preferred Shares of its election to pay cash dividends. Following notice of payment of cash dividends by the Corporation, all dividends on the Preferred Shares shall be paid in cash, until such time as the Corporation provides 10 Trading Days' irrevocable written notice to the holders of Preferred Shares of its election to pay dividends in-kind.

         3. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of equity securities, the amount of $1,000 per share plus (i) dividends added to the Liquidation Preference in accordance with Section 2(b) above; (ii) all accrued but unpaid dividends; and (iii) all "Monthly Delay Payments" payable under the Registration Rights Agreement (as defined below) (the "Liquidation Preference"). After payment of the full amount of the Liquidation Preference, in the case of a liquidation, dissolution or winding up of the Corporation, the holders of Preferred Shares will not be entitled to any further participation in any distribution of assets of the Corporation; provided that the foregoing shall not affect any rights which holders of Preferred Shares may have with respect to any requirement that the Corporation repurchase the Preferred Shares or for any right to monetary damages. A Change of Control (as defined below) shall not, IPSO FACTO, be deemed a liquidation, dissolution or winding up of the Corporation.

         4. ISSUANCE OF PREFERRED SHARES. The Preferred Shares shall be issued by the Corporation pursuant to a Put and Call Agreement, dated on or about the date hereof ("Put and Call Agreement") between the Corporation and the initial subscriber for the Preferred Shares thereunder (the "Subscriber"), and holders of Preferred Shares shall enjoy the benefits of the Registration Rights Agreement, dated on or about the date hereof ("Registration Rights Agreement") between such parties in connection with the Put and Call Agreement.

         5. CONVERSION. Each holder of the Preferred Shares shall have the right at any time and from time to time, at the option of such holder, to convert all Preferred Shares held by such holder, or if converting less than all such shares, Preferred Shares having an aggregate Liquidation Preference of at least $250,000, for such number of fully paid, validly issued and nonassessable shares ("Common Shares") of common stock, par value $0.01 of the Corporation ("Common Stock"), free and clear of any liens, claims or encumbrances, as is determined by dividing (i) the Liquidation Preference times the number of Preferred Shares being converted (the "Conversion Amount"), by (ii) the applicable Conversion Price determined as hereinafter provided in effect on the Conversion Date. Immediately following such conversion, the rights of the holders of converted Preferred Shares shall cease and the persons entitled to receive the Common Shares upon the conversion of Preferred Shares shall be treated for all purposes as having become the owners of such Common Shares, subject to the rights provided herein to holders.

              (a) MECHANICS OF CONVERSION. To convert Preferred Shares into Common Shares, the holder shall give written notice ("Conversion Notice") to the Corporation in the form of page 1 of Exhibit A hereto (which Conversion Notice will be given by facsimile transmission no later than the Conversion Date and sent via overnight delivery no later than one Trading day after the Conversion
Date) stating that such holder elects to convert the same and shall state therein the number of Preferred Shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued (the date of such Conversion Notice shall be referred to herein as the "Conversion Date"). A Conversion Notice may be sent by the holder concurrently with, or at any time after, the delivery of a put or call notice under the Put and Call Agreement pursuant to which the Preferred Shares being converted are to be acquired, even if this Certificate of Designations has not yet been filed in Delaware. However, the Corporation's obligation to issue Common Shares in such event shall be conditional upon the consummation of the purchase of such Preferred Shares. A Conversion Notice delivered pursuant to the preceding two sentences shall have the same effect as a Conversion Notice delivered after the Preferred Shares being converted are issued, for all purposes, including without limitation, determination of the Conversion Date and Conversion Price. Either simultaneously with the delivery of the Conversion Notice, or within one (1) Trading Day (as defined below) thereafter, the holder shall deliver (which also may be done by facsimile transmission) page 2 to Exhibit A hereto indicating the computation of the number of Common Shares to be received. As soon as possible after delivery of the Conversion Notice, such holder shall surrender the certificate or certificates representing the Preferred Shares being converted, duly endorsed, at the office of the Corporation or, if identified in writing to all the holders by the Corporation, at the offices of any transfer agent for such shares. If the Conversion Notice is delivered prior to the delivery to the holder by the Corporation of the Preferred Shares being converted, then the delivery of such Preferred Shares to such holder, and surrender to the Corporation of the certificates representing Preferred Shares, shall be deemed to have occurred on the books of the Corporation and the holder shall have no obligation to surrender certificates representing such Preferred Shares. The Corporation shall, immediately upon receipt of such Conversion Notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the Preferred Shares which have been converted, a certificate or certificates for the number of Common Shares to which such holder shall be entitled (with the number of and denomination of such certificates designated by such holder), and the Corporation shall immediately issue and deliver to such holder a certificate or certificates for the number of Preferred Shares (including any fractional shares) which such holder has not yet elected to convert hereunder but which are evidenced in part by the certificate(s) delivered to the Corporation in connection with such Conversion Notice. The Corporation shall effect such issuance of Common Shares (and certificates for unconverted Preferred Shares) within three (3) Trading Days of the Conversion Date, regardless of whether the Preferred Shares being converted were issued on the Conversion Date, and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of such Conversion Notice ("T+3"); provided that prior to such date, the Corporation shall have received the stock certificates representing the Preferred Shares (or an affidavit of lost certificate). If such certificates or affidavit are not received by such date, the Corporation will deliver certificates for Common Shares within one Trading Day of receipt of the Preferred Share certificates or affidavit of lost certificate. Notwithstanding the foregoing, the Corporation shall not be required to honor the Conversion Notice unless it shall have received the certificate or certificates representing the Preferred shares being converted within 5 Trading Days of receipt of the Conversion Notice. If certificates representing Preferred Shares have been delivered to the Corporation and if certificates evidencing the Common Shares are not received by the holder within five (5) Trading Days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of Preferred Shares, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion or exercise to the holder, by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 5 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

                  The term "Trading Day" means a day on which there is trading on the Nasdaq National Market or such other market or exchange on which the Common Stock is then principally traded.

                  If a holder of Preferred Shares converts any of such holder's Preferred Shares, the Corporation shall pay any documentary or stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, such holder shall pay any such tax that is due because the shares of Common Stock are issued in a name other than such holder's name.

                  THE CORPORATION'S OBLIGATION TO ISSUE COMMON SHARES UPON CONVERSION OF PREFERRED SHARES SHALL, EXCEPT AS SET FORTH BELOW, BE ABSOLUTE AND IS INDEPENDENT OF ANY COVENANT OF ANY HOLDER OF PREFERRED SHARES, AND SHALL NOT BE SUBJECT TO: (i) ANY OFFSET OR DEFENSE; OR (ii) ANY CLAIMS AGAINST THE HOLDERS OF PREFERRED SHARES WHETHER PURSUANT TO THIS CERTIFICATE, THE PUT AND CALL AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS ARISING OUT OF ANY SELLING OR SHORT-SELLING ACTIVITY BY HOLDERS OF PREFERRED SHARES. NOTWITHSTANDING THE FOREGOING, SUCH OBLIGATION SHALL BE SUBJECT TO (1) THE HOLDER'S COMPLIANCE WITH THE NOTICE AND DELIVERY REQUIREMENTS SET FORTH ABOVE IN THIS SECTION 5(a) AND (2) IN THE CASE WHERE A CONVERSION NOTICE IS BEING SENT CONCURRENTLY WITH THE EXERCISE OF A PUT OR CALL PURSUANT TO WHICH THE PREFERRED SHARES BEING CONVERTED ARE BEING PURCHASED, THE CONSUMMATION OF SUCH PURCHASE.

              (b) DETERMINATION OF CONVERSION PRICE.

                  The Conversion Price applicable with respect to the Preferred Shares in each Tranche (the "Conversion Price"), shall be the lesser of:


                           (A) a price equal to 20% above the Market Price (as
                  defined below), as adjusted as set forth below (the "Fixed Price"), or

                           (B) 100% of the average of the two lowest daily low
                  trade prices ("Low Trade Prices") of the Common Stock recorded on the Principal Market (as defined below) during the twelve
                  (12) consecutive Trading Days (the "Purchase Price Period") ending on the day prior to and not including the Conversion Date.

                           As used herein, "Principal Market" shall mean Nasdaq National Market or such other market where the Common Stock is then listed for trading.

                           As used herein, "Market Price" shall mean with respect to each Tranche: (i) where such Tranche was acquired pursuant to the exercise of a call option under the Put and Call Agreement, the average of the five daily closing bid prices of the Common Stock for the five Trading Day period ending on the Trading Day prior to the exercise of the call; or (ii) where such Tranche was acquired pursuant to the exercise of a put option under the Put and Call Agreement, the lesser of (A) the average of the five daily closing bid prices of the Common Stock for the five Trading Day period ending on the Trading day prior to exercise of the put and (B) the average of the five daily closing bid prices of the Common Stock for the five Trading Day Period beginning on the Trading Day after the exercise of the put.

              (c) STOCK SPLITS; DIVIDENDS; ADJUSTMENTS.

                  (i) If the Corporation, at any time while the Preferred Shares are outstanding, (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           As used herein, the Affected Conversion Prices (each an "Affected Conversion Price") shall refer to: (i) the Fixed Price; and (ii) each reported price for the Common Stock on the Principal Market occurring on any Trading Day included in the Purchase Price Period, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 5(c)(i) and the effective date, in the case of the events referred to in clauses
         (B) and (C) of this subparagraph 5(c)(i).

                  (ii) In the event that the Corporation issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock (other than Preferred Shares), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock (other than shares or options issued or which may be issued pursuant to (i) the Corporation's current or future employee, director or BONA FIDE consultant option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Put and Call Agreement and listed in the Corporation's most recent periodic report filed under the Securities Exchange Act of 1934, as amended (ii) strategic corporate alliances not undertaken principally for financing purposes, (iii) arrangements with the holders of Preferred Shares or (iv) acquisitions of other entities by the Corporation) at an effective purchase price per share which is less than greater of (1) the closing market price per share of the Common Stock on the Principal Market on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options ("Fair Market Price") or (2) the Fixed Price, then in each such case, the Fixed Price in effect immediately prior to such issue or sale or record date, as applicable, shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Fixed Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock and Convertible Securities (as defined below) outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for such additional shares would purchase at such Fixed Price or Fair Market Price, as the case may be; and (y) the denominator of which shall be the number of shares of Common Stock and Convertible Securities (as defined below) of the Corporation outstanding immediately after such issue or sale.

                           For purposes of the preceding paragraph, in the event that the effective purchase price is less than both the Fair Market Price and the Fixed Price, then the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

                           For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, and the aggregate consideration received by the Corporation for the issuance or sale of such Convertible Securities shall be deemed to include any consideration that would be received by the Corporation in connection with the exercise, exchange or conversion of such Convertible Securities, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

                  (iii) If the Corporation, at any time while the Preferred Shares are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Corporation or any of its subsidiaries (excluding those referred to in Sections 5(c)(i) or 5(c)(ii) above), then concurrently with such distributions to holder of Common Stock, the Corporation shall distribute to holders of the Preferred Shares, the amount of such indebtedness, assets, cash or rights or warrants which the holders of Preferred Shares would have received had they converted their Preferred Shares into Common Shares immediately prior to the record date for such distribution.

                  (iv) Whenever the Conversion Price is adjusted pursuant to
         Section 5(c)(i), (ii) or (iii), the Corporation shall promptly mail to each holder of the Preferred Shares a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (v) All calculations under this Section 5(c) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (vi) No adjustment in the Conversion Price shall reduce the Conversion price below the then par value of the Common Stock.

                  (vii) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Trading Days and if the reduction is irrevocable during the period. Whenever the Conversion Price is reduced, the Corporation shall mail to the holders of Preferred Shares a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Section 5(c)(i), (ii), or (iii).

              (d) NOTICE OF RECORD DATE. In the event of any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver to each holder of Preferred Shares at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

              (e) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of Preferred Shares pursuant hereto. However, the holder of any Preferred Shares shall pay any tax that is due because the Common Shares issuable upon conversion thereof are issued in a name other than such holder's name.

              (f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purposes of effecting the conversion of the Preferred Shares, an amount of Common Shares equal to 200% of the number of shares issuable upon conversion of the Preferred Shares at the then applicable Conversion Price. The Corporation promptly will take such corporate action as may, in the opinion of its outside counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite stockholder approval.

              (g) FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of any Preferred Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof and all Preferred Shares issuable upon the purchase thereof shall be aggregated for purposes of determining whether the conversion and/or purchase would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion and/or purchase would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, either round up the number of shares to the next highest whole number or, at the Corporation's option, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the Board of Directors of the Corporation).

              (h) REORGANIZATION, MERGER OR GOING PRIVATE. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale or transfer of all or substantially all of the assets of the Corporation to any other person or a "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act, then, as part of such reorganization, consolidation, merger, or transfer, if the holders of shares of Common Stock receive any publicly traded securities as part or all of the consideration for such reorganization, consolidation, merger or sale, then it shall be a condition precedent of any such event or transaction that provision shall be made such that each Preferred Share shall thereafter be convertible into such new securities at a conversion price and pricing formula which places the holders of Preferred Shares in an economically equivalent position as they would have been if not for such event. In addition to the foregoing, if the holders of shares of Common Stock receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then such distribution shall be treated to the extent thereof as a distribution under Section 5(c) above and such Section shall also apply to such distribution.

              (i) MANDATORY CONVERSION.

                  (x) Subject to subsection (i)(y) below, the Preferred Shares in each Tranche shall be automatically converted into Common Shares four months after the effectiveness of the registration statement covering the Common Shares issuable upon conversion of Preferred Shares in such Tranche and filed pursuant to the Registration Rights Agreement (a "Registration Statement") (a "Mandatory Conversion Date"); provided that such Mandatory Conversion Date shall be deferred, at the sole option of a holder of Preferred Shares, for such number of days as is equal to the number of days (A) there is a lack of Effective Registration (as defined below), but not including the first 60 days after the Closing pursuant to which such Tranche was acquired; (B) there is not a sufficient amount of Common Stock available for conversion of all outstanding Preferred Shares, (C) for any other reason the Corporation refuses or announces its refusal to honor conversion of Preferred Shares, other than for failure to comply with the notice and delivery requirements of Section 5(a) above; or (D) for any reason, after the Registration Statement initially is declared effective, there is a suspension, restriction or limitation in the ability of holders of Preferred Shares to sell Common Shares received upon conversion of Preferred Shares pursuant to the prospectus included in the Registration Statement.

                           For purposes of the preceding paragraph, a lack of
Effective Registration shall be deemed to have occurred at any time the Common Shares issuable upon conversion of the Preferred Shares are not capable of being sold on an Approved Market (as defined in the Put and Call Agreement) pursuant to an effective registration statement and deliverable prospectus.

                  (y) Notwithstanding the preceding subsection (i)(x), no holder of Preferred Shares shall be obligated to convert any Preferred Shares held by such holder on a Mandatory Conversion Date unless and until each of the following conditions has been satisfied or exists, each of which shall be a condition precedent to any such forced conversion:

                           (A) no material default or breach exists which has
                  not been cured, and no event shall have occurred which constitutes (or would constitute with notice or the passage of time or both) a material default or breach of the Put and Call Agreement, the Registration Rights Agreement, or this Certificate of Designations, which has not been cured;

                           (B) none of the events described in clauses (i)
                  through (iv) of Section 2(b) of the Registration Rights Agreement shall have occurred and be continuing;

                           (C) the Registration Statement is effective and
                  holders have received unlegended certificates representing Common Shares with respect to all conversions for which Conversion Notices have been given; and

                           (D) the Corporation and its subsidiaries on a
                  consolidated basis has assets with a net realizable fair market value exceeding its liabilities and is able to pay all its debts as they become due in the ordinary course of business, and the Corporation is not subject to any liquidation, dissolution or winding up of its affairs.

                  (z) Notwithstanding Section 5(i)(x) above, no holder's Preferred Shares shall be subject to mandatory conversion to the extent such mandatory conversion would result in the holder of Preferred Shares exceeding the limitation contained in Section 5(j) below; provided that for purposes of this Section 5(i)(z), beneficial ownership of shares of Common Stock acquired other than through ownership of Preferred Shares or other preferred stock of the Corporation and acquired after the date of the Put and Call Agreement shall be disregarded. In such event, the Preferred Shares of such holder would be converted in such amount until such limitation is reached and with respect to the balance of such holder's Preferred Shares, the Mandatory Conversion Date shall be moved to a date 90 days thereafter, subject to the provisions of Section 5(i) applying to such balance.

                           Such forced conversion shall be subject to and
governed by all the provisions relating to voluntary conversion of the Preferred Shares contained herein.

              (j) LIMITATIONS ON HOLDER'S RIGHT TO CONVERT.

                           (A) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder

         (other than by virtue of the ownership of securities or rights to acquire securities (including the Preferred Shares) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "AFFILIATES" (as defined in Rule 144 of the Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a transaction or event referred to in Section 5(m) below.

                           (B) The holder covenants at all times on each day (each such day being referred to as a "Covenant Day") as follows:
         During the balance of such Covenant Day and the succeeding sixty-one
         (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") such holder will not acquire shares of Common Stock pursuant to any right (including conversion of Preferred Shares) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

                  (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, minus

                  (y) the number of shares of Common Stock actually owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

         A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 5(j)(B) controls in the case of any conflict with any other provision of the Put and Call Agreement or any agreement entered into in connection therewith.

                           (C) The Corporation's obligation to issue Common Shares which would exceed such limits referred to in this Section 5(j) shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

              (k) CERTIFICATE FOR CONVERSION PRICE ADJUSTMENT. The Corporation shall promptly furnish or cause to be furnished to each holder a certificate prepared by the Corporation setting forth any adjustments or readjustments of the Conversion Price pursuant to this Section 5.

              (l) SPECIFIC ENFORCEMENT. The Corporation agrees that irreparable damage would occur in the event that any of the provisions of this Certificate of Designations were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the holders of Preferred Shares shall be entitled to specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled under agreement, at law or in equity.

              (m) MANDATORY REPURCHASE. Each holder shall have the unilateral option and right to compel the Corporation to repurchase any or all of such holder's Preferred Shares within 3 days of a written notice requiring such repurchase, at a price per Preferred Share equal to 115% of the Liquidation Preference then in effect if any of the following events involving the Corporation shall have occurred:

                  (i) A Change in Control Transaction (as defined below);

                  (ii) A "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act; or

                  (iii) A tender offer by the Corporation under Rule 13e-4 promulgated pursuant to the Exchange Act.

                           A "Change in Control Transaction" will be deemed to
exist if (i) there occurs any consolidation or merger of the Corporation with or into any other corporation or other entity or person (whether or not the Corporation is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Corporation's voting power is transferred through a merger, consolidation, tender offer or similar transaction, (ii) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Corporation's voting power, (iii) there is a replacement of more than one-half of the members of the Corporation's Board of Directors which is not approved by those individuals who are members of the Corporation's Board of Directors on the date thereof, in one or a series of related transactions or (iv) a sale or transfer of all or substantially all of the assets of the Corporation, determined on a consolidated basis.

              (n) MANDATORY REPURCHASE IN EVENT OF NON-COMPLIANCE WITH WARRANTS. In the event that the Corporation (i) is not in compliance with its obligations to deliver Common Shares pursuant to the terms of any warrants (the "Warrants") held by a holder of Preferred Shares or an affiliate of such holder or (ii) repudiates or disavows such obligations, then such holder of Preferred Shares shall have the unilateral option and right, in addition to any other rights or remedies which such holder or affiliate may have, all of which shall be cumulative, to compel the Corporation to repurchase any and all of such holder's Preferred Shares within 3 days of a written notice requiring such repurchase, at a price per Preferred Share equal to the greater of: (1) 125% of the Liquidation Preference per share then in effect or (2) the Liquidation

Preference per share divided by the Conversion Price multiplied by the greater of the last closing price of the Common Shares on the date a holder exercises its option pursuant to this provision to require repurchase of Preferred Shares or the date on which the event triggering the holder's remedies under this provision first occurred.

         6. VOTING RIGHTS. In addition to all other requirements imposed by Delaware law, and all other voting rights granted under the Corporation's Certificate of Incorporation, the affirmative vote of two-thirds in interest of the Corporation's outstanding Preferred Shares shall be necessary for (i) any amendment, modification or repeal of this Certificate of Designations (whether by merger, consolidation or otherwise) or for any merger, reclassification, consolidation or reorganization, or (ii) any amendment to the Certificate of Incorporation or by-laws of the Corporation that may amend or change or adversely affect any of the rights, preferences, or privileges of the Preferred Shares, provided, however, that holders of Preferred Shares (other than the investor under the Put and Call Agreement and its affiliates) who are affiliates of the Corporation (and the Corporation itself) shall not participate in such vote and the Preferred Shares of such holders shall be disregarded and deemed not to be outstanding for purposes of such vote.

         7. NOTICES. The Corporation shall distribute to the holders of Preferred Shares copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.

         8. REPLACEMENT CERTIFICATES. The certificate(s) representing the Preferred Shares held by any holder of Preferred Shares may be exchanged by such holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         9. ATTORNEYS' FEES. In connection with enforcement by a holder of Preferred Shares of any obligation of the Corporation hereunder, the prevailing party shall be entitled to recovery of reasonable attorneys' fees and expenses incurred.

         10. NO REISSUANCE. No Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

         11. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Preferred Shares set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.

         12. LIMITATIONS. Except as may otherwise be required by law and as are set forth in the Put and Call Agreement and the Registration Rights Agreement, the Preferred Shares shall not have any powers, preference or relative participating, optional or other special rights other than those specifically set forth in this Certificate of Designation (as may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.


Signed on June 30, 2000

                                       SECURE COMPUTING CORPORATION


                                       By: /S/ John McNulty
                                           -------------------------------------
                                           Name:  John McNulty
                                           Title: Chairman and CEO

                                    EXHIBIT A

                            (To be Executed by Holder
                      in order to Convert Preferred Shares)

                                CONVERSION NOTICE
                                       FOR
               SERIES F 4% CUMULATIVE CONVERTIBLE PREFERRED STOCK

The undersigned, as a holder ("Holder") of shares of Series F 4% Cumulative Convertible Preferred Stock ("Preferred Shares") of Secure Computing Corporation (the "Corporation"), hereby irrevocably elects to convert _____________ Preferred Shares for shares ("Common Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation according to the terms and conditions of the Certificate of Designations for the Preferred Shares as of the date written below. The undersigned hereby requests that share certificates for the Common Shares to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the Holder of Preferred Shares for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate of Designations.

Conversion Date:  __________________________

Conversion Information:    NAME OF HOLDER:__________________________

                           By:
                               -------------------------------------------------
                           Print Name:
                                       -----------------------------------------
                           Print Title:
                                        ----------------------------------------

                           Print Address of Holder:

                           -----------------------------------------------------

                           -----------------------------------------------------

                           Issue Common Stock to:
                                                  ------------------------------
                           at:
                               -------------------------------------------------

                           -----------------------------------------------------

Preferred Shares acquire through

                    -Put
                    -Call

IF COMMON SHARES ARE TO BE ISSUED TO A PERSON OTHER THAN HOLDER,
HOLDER'S SIGNATURE MUST BE GUARANTEED BELOW:

SIGNATURE GUARANTEED BY:




THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.

                           PAGE 1 OF CONVERSION NOTICE

PAGE 2 TO CONVERSION NOTICE DATED                     FOR:
                                  -------------------      ---------------------
                                   (CONVERSION DATE)          (NAME OF HOLDER)


              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

Number of Preferred Shares converted:    _______ shares

    Number of Preferred Shares converted x Liquidation Preference   $


TOTAL DOLLAR AMOUNT CONVERTED                                       $
                                                                   =============



CONVERSION PRICE                                                    $

Number of Common Shares = Total dollar amount converted  =
                          -----------------------------           --------------
                                 Conversion Price

            NUMBER OF COMMON SHARES =

If the conversion is not being settled by DTC, please issue and deliver _____ certificate(s) for Common Shares in the following amount(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If the Holder is receiving certificate(s) for Preferred Shares upon the conversion, please issue and deliver _____ certificate(s) for Preferred Shares in the following amounts:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                       16